UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 2, 2014

BOLDFACE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-148722	02-0811868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1945 Euclid Street, Santa Monica, CA	90404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 450-4501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Settlement of Litigation

On June 2, 2014, BOLDFACE Group, Inc. (the “Company”) entered into a Settlement Agreement and Mutual General Release to settle all disputes that existed among the Company, Boldface Licensing + Branding, By Lee Tillett, Inc., Kimsaprincess, Inc., 2Die4Kourt, Khlomoney, Inc. and such other parties named therein in connection with an action on file in the United States District Court for the Central District of California (the “Action”). The Action, which is described in “Item 3. Legal Proceedings” of the Annual Report on Form 10-K of Boldface Group, Inc. filed with the Securities and Exchange Commission on October 15, 2013, was commenced in November 2012. On June 4, 2014, in connection with the entering of the Settlement Agreement and Mutual General Release, Judge Audrey B. Collins dismissed the Action without prejudice.

Item 9.01   Financial Statements and Exhibits.

(d)      The following exhibits are filed with this Report:

Exhibit No.        Description

99.1                    Press Release of BOLDFACE Group, Inc., Inc. dated June 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Boldface Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLDFACE GROUP, INC.

Dated: June 6, 2014	By:	/s/ Ashumi Shippee
Ashumi Shippee
Chief Financial Officer